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                                                                       EXHIBIT 5

                                August 1, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Coca-Cola Enterprises Inc.;
Registration Statement on Form S-3

Gentlemen:

I have acted as counsel to Coca-Cola Enterprises Inc. (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale of up to 25,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), in connection with transactions described in the Registration Statement.

The opinions set forth below are given to the Commission pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.

In rendering the opinion set forth below, I have examined the Company's Restated Certificate of Incorporation, as amended, and Bylaws, as amended, and such other corporate records of the Company and documents and certificates of public officials and others as I deemed necessary or appropriate under the circumstances for me to express such opinion.

The shares of Common Stock covered by the Registration Statement, when delivered under the circumstances described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I hereby consent to the reference made to me under the heading "Validity of the Shares" set forth in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ JOHN R. PARKER, JR.
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    John R. Parker, Jr.